Exhibit 99.1

NOBLE CORPORATION PLC ANNOUNCES PRICING OF OFFERING OF $600 MILLION OF SENIOR NOTES DUE 2030

Sugar Land, Texas, April 4, 2023 – Noble Corporation plc (“Parent” and together with its subsidiaries, “Noble”) (CSE: NOBLE, NYSE: NE) today announced that Noble Finance II LLC (the “Company”), a wholly owned subsidiary of Parent, has priced a private offering (the “Offering”) of $600 million in aggregate principal amount of new unsecured 8.000% Senior Notes due 2030 (the “2030 Notes”). Noble intends to use the net proceeds from the Offering to (i) to fund the redemption (the “Redemption”) of all of the outstanding 11%/ 13%/ 15% Senior Secured PIK Toggle Notes due 2028 (the “Second Lien Notes”) issued by Noble Finance Company, a wholly-owned subsidiary of Parent, (ii) pay any premiums, fees and expenses related to the Redemption and the issuance of the 2030 Notes, (iii) to repay the outstanding borrowings under the $350 million term loan facility borrowed by Parent’s subsidiary, The Drilling Company of 1972 A/S and (iv) the remainder, if any, for general corporate purposes. The Offering is expected to close on or about April 18, 2023, subject to customary closing conditions.

The 2030 Notes are being offered in the United States only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States only in compliance with Regulation S under the Securities Act. The 2030 Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction. Unless so registered, the 2030 Notes may not be offered or sold in the United States except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy or sell any security, nor shall there be any sale of the 2030 Notes or any other security of Noble, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This press release does not constitute a notice of redemption under the optional redemption provisions of the indenture governing the Second Lien Notes.

ABOUT NOBLE

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Noble performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units focused largely on ultra-deepwater and high specification jackup drilling opportunities in both established and emerging regions worldwide. For further information visit www.noblecorp.com or email investors@noblecorp.com.

INVESTOR RELATIONS CONTACT

Ian Macpherson

Vice President – Investor Relations

T: +1 713-239-6507

M: imacpherson@noblecorp.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This announcement is for information purposes only and does not constitute or contain any invitation, solicitation, recommendation, offer or advice to any person to subscribe for or otherwise acquire or dispose of any securities of Noble.

Certain statements in this announcement, including statements concerning the expected closing date of the Offering and the use of proceeds therefrom, constitute, forward-looking statements. Forward-looking statements are statements (other than statements of historical fact) relating to future events and Noble’s anticipated or planned financial and operational performance. The words “targets”, “believes”, “continues”, “expects”, “aims”, “intends”, “plans”, “seeks”, “will”, “may”, “might”, “anticipates”, “would”, “could”, “should”, “estimates”, “projects”, “potentially” or similar expressions or the negatives thereof, identify certain of these forward-looking statements. The absence of these words, however, does not mean that the statements are not forward-looking. Other forward-looking statements can be identified in the context in which the statements are made.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, risks and uncertainties related to economic, market or business conditions, satisfaction of customary closing conditions related to the Offering and other risk factors as detailed from time to time in Parent’s reports filed with the U.S. Securities and Exchange Commission.

Any forward-looking statements included in this announcement, including any attachment hereto, speak only as of today. Noble does not intend, and does not assume, any obligations to update any forward-looking statements contained herein, except as may be required by law or the rules of the New York Stock Exchange or Nasdaq Copenhagen. All subsequent written and oral forward-looking statements attributable to Noble or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained in this announcement, including any attachment hereto.